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                                                                      EXHIBIT 11


                            INSIGHT ENTERPRISES, INC.
                  COMPUTATION OF NET EARNINGS PER COMMON SHARE
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)


                                                                                        Years ended June 30,
                                                                               1997             1996            1995
                                                                               ----             ----            ----
PRIMARY EARNINGS PER SHARE:
   Net earnings (pro forma for 1995) ..................................      $    9,866      $    5,720      $    3,307
                                                                             ==========      ==========      ==========

Weighted average shares:

   Common shares outstanding ..........................................       9,402,305       7,481,474       5,161,115
   Common equivalent shares issuable upon exercise of employee
     stock options and warrant ........................................         555,925         452,944         313,582
   Shares deemed to be outstanding sufficient to repay notes payable to
     stockholders' of  $874,000 .......................................              --              --          91,943
                                                                             ----------      ----------      ----------

Shares used is net earnings per share (pro forma for 1995) ............       9,958,230       7,934,418       5,566,640
                                                                             ==========      ==========      ==========

Net earnings per share (pro forma for 1995) ...........................      $     0.99      $     0.72      $     0.59
                                                                             ==========      ==========      ==========


                                                                                           Years ended June 30,
                                                                                1997             1996            1995
                                                                                ----             ----            ----
FULLY DILUTED EARNINGS PER SHARE: (1)
   Net earnings (pro forma for 1995) ..................................      $     9,866      $    5,720      $    3,307
                                                                             ===========      ==========      ==========

Weighted average shares:
   Common shares outstanding ..........................................        9,402,305       7,481,474       5,161,115
   Common equivalent shares issuable upon exercise of employee
     stock options and warrants .......................................          603,498         523,819         357,517
   Shares deemed to be outstanding sufficient to repay notes payable to
     stockholders' of  $874,000 .......................................               --              --          91,943
                                                                             -----------      ----------     -----------

Shares used in net earnings per share (pro forma for 1995) ............       10,005,803       8,005,293       5,610,575
                                                                             ===========     ===========     ===========

Net earnings per share (pro forma for 1995) ...........................      $      0.99      $     0.71      $     0.59
                                                                             ===========     ===========     ===========

(1)      The calculation is submitted in accordance with Regulation S-K Item 601
         (b) (11), although the amounts of per share earnings on the fully diluted basis are not required to be presented in the Consolidated Statements of Earnings under the provisions of paragraph 40 of APB No. 15 because the reduction is less than three percent.